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Cahill Gordon & Reindel
80 Pine Street
New York, New York 10005
(212) 701-3000
(212) 269-5420 (f)


October 11, 1996


VIA EDGAR

Securities and Exchange Commission
Mail Stop 3-10
450 5th Street, NW
Judiciary Plaza
Washington, D.C. 20549
Attn: Filing Desk

Ladies and Gentlemen:

Attached for filing with the Securities and Exchange Commission (the "Commission") on behalf of Larscom Incorporated (the "Company") pursuant to the Securities Act of 1933, as amended, is a conformed Registration Statement on Form S-1 (the "Registration Statement") with exhibits, submitted electronically via the EDGAR system, for an initial public offering of up to 8,050,000 shares of Class A Common Stock (including 1,050,000 shares of Class A Common Stock subject to an underwriters' over-allotment option). Because this is the first EDGAR filing by the Company, a hard copy of the Registration Statement is being sent to OFIS Filer Support, SEC Operations Center, 6432 General Green Way, Alexandria, VA 22312-2413, pursuant to Rule 901(d) of Regulation S-T. The Company has wired funds in the amount of $34,152 for the registration fee to the Commission's account.

Concurrently with this filing, one conformed copy of the Registration Statement with exhibits is being mailed to the Nasdaq National Market.

Please call the undersigned at (212) 701-3738 or W. Leslie Duffy at
(212) 701-3840 should you have any questions or comments with regard to this matter.

Very truly yours,

Carrie E. Guillory

Attachment

cc: Deborah M. Soon
    David E. Fisher